Exhibit 10.1

REGULATION S
RESTRICTED STOCK PURCHASE AGREEMENT
Dated: May 15, 2008

i

ARTICLE VIII. INDEMNIFICATION		10
8.1	Indemnification	10
8.2	Indemnification Procedures; Third Party Claims	10

ARTICLE IX. MISCELLANEOUS		11
9.1	No Waiver; Cumulative Remedies	11
9.2	Amendments; Waivers and Consents	11
9.3	Addresses for Notices	11
9.4	Costs; Expenses and Taxes	12
9.5	Effectiveness; Binding Effect; Assignment	12
9.6	Survival of Representations and Warranties	12
9.7	Prior Agreements	12
9.8	Severability	12
9.9	Governing Law; Venue	12
9.10	Headings	13
9.11	Counterparts	13
9.12	Further Assurances	13

ii

REG S STOCK PURCHASE AGREEMENT

Stock Purchase Agreement, dated as of May 15, 2008.

BETWEEN:

MY SCREEN MOBILE, INC., a Delaware corporation having an office at 70 Yorkville Avenue, Toronto, Ontario, Canada, M5R 1C2

(the "Company")

AND:

WEATHER INVESTMENTS S.P.A, a corporation having a registered address at Via Cesare Guilo Viola, 48, 00148 Roma

(the "Purchaser")

WHEREAS the Purchaser (directly or indirectly through an affiliated company) wishes to purchase from the Company, and the Company is willing to sell to the Purchaser 12,500,000 shares (the "Shares") of the outstanding common stock, par value $0.001 per share, of the Company and issue share purchase warrants to the Purchaser to acquire up to 20,000,000 Shares of the Company (the "Warrants"), in consideration for the Purchase Price (as herein defined), subject to the terms and conditions contained in this Agreement;

AND WHEREAS all references herein to the Purchaser shall mean the Purchaser or a company affiliated with or controlled by the Purchaser, directly or indirectly;

NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE I.

PURCHASE, SALE AND TERMS OF SHARES

1.1 The Shares. In consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this agreement, the Company agrees to sell to the Purchaser in an offshore transaction negotiated outside the United States 12,500,000 Shares of its common stock and to issue Warrants to the Purchaser as set forth in Section 1.1.A below, for a total purchase price of US$10,000,000 (the "Purchase Price"). The Purchaser understands and agrees that the Company in its sole discretion reserves the right to accept or reject this subscription for the Shares and to issue the related Warrants, in whole or in part, prior to receipt by the Company of the Purchase Price, or any applicable portion thereof, as set forth in Section 1.2.

1.2 The Warrants. In consideration of the purchase of the Shares by the Purchaser,the Company agrees to issue Warrants to the Purchaser to purchase up to 20,000,000 Shares of the Company (the "Warrant Shares") exercisable at a price of US$2.00 per share until May 23, 2012 in accordance with the terms of a Warrant certificate in substantially the form attached as Schedule A hereto.

1.3 Purchase and Sale. On the Closing Date (as defined herein), in accordance with Section 1.4 hereof, the Company shall sell, assign, transfer, convey and deliver the Shares and Warrants to the Purchaser and the Purchaser shall deliver to the Company the Purchase Price in full by wire transfer of immediately available U.S. funds.

1.4 Closing and Closing Agreements. The closing of the purchase and sale of the Shares as contemplated herein shall take place at 9:00 a.m. (EDT) on May 23, 2008 at the offices of counsel for the Purchaser in Toronto, Ontario, Canada, or at such other date or time or place as may be agreed to by the parties in writing.

ARTICLE II.

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

2.1 Representations by the Purchaser. In order to induce the Company to enter into this Agreement and sell the Shares and issue the Warrants to the Purchaser, the Purchaser makes the following representations and warranties to the Company, which representations and warranties are true and correct as of the date hereof and shall be true and correct as of the Closing Date:

(a)            Access to Information. The Purchaser, in making the decision to purchase the Shares, has relied solely upon independent investigations made by the Purchaser and/or its representatives, if any. The Purchaser and/or its representatives during the course of this transaction, and prior to the purchase of any Shares, has had the opportunity to ask questions of and receive answers from Company concerning the terms and conditions of the purchase of the Shares and to review any additional public information, documents, records and books relative to the business and the operations of the Company.

(b)            Sophistication and Knowledge. The Purchaser has sufficient knowledge and experience in financial and business matters that it can represent itself and is capable of evaluating the merits and risks of the purchase of the Shares. The Purchaser is not relying on the Company with respect to the tax and other economic considerations of an investment in the Shares, and the Purchaser has relied on the advice of, or has consulted with, only the Purchaser's own advisor(s). The Purchaser represents that it has not been organized for the purpose of acquiring the Shares. Purchaser understands that its investment in the Shares is extremely speculative and involves a high degree of risk. Purchaser is ABLE TO BEAR THE ECONOMIC RISK OF THIS INVESTMENT WITH FULL UNDERSTANDING THAT IT MAY LOSE ITS ENTIRE INVESTMENT.

(c)            Lack of Liquidity. The Purchaser, after carefully reviewing the merits and risks of an investment in the Shares, acknowledges that the purchase of the Shares involves a high degree of risk and further acknowledges that it can bear the economic risk of the purchase of the Shares, including the total loss of its investment. The Purchaser has no present need for liquidity in connection with its purchase of the Shares.

(d)           No Public Solicitation. The Purchaser is not subscribing for the Shares as a result of any "directed selling efforts", as such term is defined in Rule 902 of Regulation S ("Regulation S") under the U.S. Securities Act of 1933, as amended (the "Securities Act"), in the United States by the Company or any of its affiliates or any person acting on its behalf.

(e)           Authority. The Purchaser has the requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby, including, without limitation, making an investment in the Company. The execution, delivery and performance of this Agreement by the Purchaser has been duly authorized by all necessary corporate action on the part of the Purchaser and the execution, delivery and performance of this Agreement by the Purchaser and the consummation of the transactions contemplated hereby do not and will not violate or conflict with any provision of the Purchaser's charter and other governing documents to or by which the Purchaser is a party or bound. This Agreement, when executed and delivered, constitutes the legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with its terms.

(f)           Regulation S Exemption. The Purchaser expressly agrees and acknowledges that the Shares are being offered and sold to it in reliance on an exemption from the registration requirements of United States federal and state securities laws under Regulation S promulgated under the Securities Act and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of the Purchaser to acquire the Shares. In this regard, the Purchaser represents, warrants and agrees that:

(i)           The Purchaser will not resell, transfer or otherwise dispose of any of the Shares, unless they are registered under the Securities Act and in accordance with applicable foreign securities laws, or unless they are resold in an "offshore transaction" (as defined in Rule 902 of Regulation S) in accordance with the exemption from registration under U.S. securities laws provided by Regulation S and no directed selling efforts are made in the United States by the Purchaser or any of its affiliates or any person acting on its behalf in connection therewith, or pursuant to another available exemption under U.S. federal and state securities laws.

(ii)           The Purchaser is not a U.S. Person (as defined below), is not an affiliate (as defined in Rule 501(b) under the Securities Act) of the Company and is not acquiring the Shares for the account or benefit of a U.S. Person. For purposes hereof, a "U.S. Person" means any one of the following:

(A)           Any U.S. citizen;

(B)           Any natural person resident in the United States of America;

(C)           Any partnership or corporation organized or incorporated under the laws of the United States of America;

(D)           Any estate of which any executor or administrator is a U.S. person;

(E)           Any trust of which any trustee is a U.S. person;

(F)           Any agency or branch of a foreign entity located in the United States of America;

(G)           Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

(H)           Any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States of America; and

(I)           Any partnership or corporation if:

(1)           organized or incorporated under the laws of any foreign jurisdiction; and

(2)           formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts.

(iii)            At the time of the origination of contact between the parties concerning the Shares and this Agreement and the date of the execution and delivery of this Agreement, the Purchaser was outside of the United States.

(iv)            The Purchaser will not, during the period commencing on the date of the sale of the Shares and ending on the one (1) year anniversary of such date, or such shorter period as may be permitted by Regulation S or other applicable securities law (the "Restricted Period"), offer, sell, pledge or otherwise transfer the Shares in the United States, or to a U.S. Person for the account or benefit of a U.S. Person, except in compliance with the Securities Act.

(v)            The Purchaser may, after expiration of the Restricted Period, offer, sell, pledge or otherwise transfer the Shares to a U.S. Person or person in the United States only pursuant to registration under the Securities Act or an available exemption therefrom, and in accordance with the Securities Act and all applicable state and foreign securities laws.

(vi)            The Purchaser has not in the United States, engaged in, and prior to the expiration of the Restricted Period will not engage in, any short selling of or any hedging transaction with respect to the Shares, including without limitation, any put, call or other option transaction, option writing or equity swap.

(vii)           The transactions contemplated by this Agreement have not been pre-arranged by the Purchaser with another buyer located in the United States or with a U.S. Person, and are not part of a plan or scheme to evade the registration requirements of the Securities Act.

(viii)                    The Shares have not been registered under the Securities Act and may not be offered or sold in the U.S. or to a U.S. Person unless registered or an exemption from registration under the Securities Act is available. Each certificate representing the Shares shall be endorsed with the following legends:

"THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR UNDER THE LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY: (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT; OR (C) WITHIN THE UNITED STATES IN ACCORDANCE WITH AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, INCLUDING THE EXEMPTION PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS".

and any other legend deemed by the Company to be required to be placed thereon in order to comply with applicable federal, state and other securities laws.

(ix)           The Purchaser consents to the Company making a notation on its records or giving instructions to any transfer agent of the Company in order to implement the restrictions on transfer of the Shares set forth in this Section 2.1.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

In order to induce the Purchaser to enter into this Agreement and purchase the Shares, the Company makes the following representations and warranties, which representations and warranties are true and correct as of the date hereof and shall be true and correct as of the Closing Date:

3.1 Organization and Standing of the Company. The Company is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware and has all requisite corporate power and authority for the ownership and operation of its properties and for the carrying on of its business as now conducted and as now proposed to be conducted and the Company has power and authority to execute and deliver this Agreement, to sell and deliver the Shares and Warrants and Warrant Shares and to perform its other obligations pursuant hereto. The Company is duly licensed or qualified and in good standing as a foreign corporation authorized to do business in all jurisdictions wherein the character of the property owned or leased or the nature of the activities conducted by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a material adverse effect on the business, operations or financial condition of the Company.

3.2 Issuance of Shares. Upon payment of the Purchase Price, the Shares and Warrants issuable to the Purchaser at the Closing, and upon exercise of the Warrants in accordance with the terms thereof, the Warrant Shares issuable to the Purchaser, when issued and delivered in accordance with the terms and provisions of this Agreement, will be (a) duly authorized and validly issued, fully paid and non-assessable, (b) except as otherwise provided in this Agreement (including, without limitation, the restrictions on transfer imposed under the Securities Act), free and clear of any liens, charges, restrictions, claims and encumbrances imposed by or through the Company, and (c) issued in compliance with all applicable federal and state securities laws. The Company will reserve sufficient Warrant Shares to issue to the Purchaser pursuant to the exercise of the Warrants.

3.3 Corporate Action. This Agreement has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms. The sale and delivery of the Shares and Warrants and Warrant Shares has been duly authorized by all required corporate action on the part of the Company and its shareholders.

3.4 Compliance with Material Documents. The creation, issuance and sale of the Shares and Warrants and Warrant Shares by the Company does not and will not conflict with and does not and will not result in a breach of any of the terms, conditions or provisions of its constating documents or any agreement or instrument to which the Company is a party.

3.5 No Orders. No order ceasing or suspending trading in the securities of the Company nor prohibiting sale of such securities has been issued to or against the Company or its directors, officers or promoters and to the best of the Company's knowledge no investigations or proceedings for such purposes are pending or threatened.

3.6 Governmental Approvals. No authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the execution and delivery by the Company of this Agreement, for the offer, sale, execution or delivery of the Shares or Warrants or Warrant Shares, or for the performance by the Company of its obligations under this Agreement except for any filings required by applicable securities laws or as otherwise provided herein.

3.7 No Solicitation. Neither the Company, its affiliates nor any person acting on its behalf has engaged in any "directed selling efforts" in the United States with respect to the Shares that could reasonably be expected to have the effect of conditioning the market in the United States for any of the securities contemplated hereby, including placing an advertisement in a publication with a general circulation in the United States that refers to the offering of the securities being made hereunder in reliance upon Regulation S.

3.8 Intellectual Property. Gino Porco has filed patent applications in Canada, USA and WIPO entitled System and Method of Mobile Device Advertising in 2007. Mr. Porco sold the intellectual property rights related to the patent applications to the Company in June 2007 and the Company is the owner of such intellectual property free and clear of any encumbrances. The Company has not received and is not aware of any challenges, oppositions, protests or other actions taken by any third parties against the patent applications.

3.9 Litigation. There are no lawsuits or pending litigation against the Company and none is threatened or contemplated, to the knowledge of the Company.

3.10 Authorized and Issued Capital. The Company has 200,000,000 authorized shares of capitalization and has issued capital of 109,071,526 shares as of the date hereof.

3.11 Binding Agreements. The Company has no binding obligations or agreements that commit the Company to any financial obligations above $100,000.

ARTICLE IV.

COVENANTS OF THE COMPANY

The Company hereby covenants and agrees as follows:

4.1 Board and Management Representation. The Company covenants and agrees to appoint at least two representatives of the Purchaser to the Board of Directors of the Company at or prior to Closing such that the Purchaser representatives on the Board of Directors of the Company reflect a minimum of 33% of the total number of the Board Members of the Company at the time of Closing. In addition, the Company covenants and agreements to appoint a Chief Financial Officer of the Company as instructed by the Purchaser at or prior to Closing.

4.2 Set Aside Cash. The Company covenants and agrees to set aside US$3 million at Closing in a separate bank account, in accordance with the terms of an Escrow Agreement to be entered into by the parties at or prior to Closing, to fund agreed upon technical expenditures as set out in Schedule B hereto. The set aside bank account will have signatory control by the Purchaser Board Members and oversight by Michael O'Connor, or another representative named by Weather Investments.

4.3 Registration Rights. The Company covenants and agrees that it shall register for resale with the United States Securities and Exchange Commission ("SEC") all of the Shares to be issued hereunder and Warrant Shares issuable upon exercise of the Warrants, upon the terms and subject to the conditions set forth in a Registration Rights Agreement to be entered into by the parties at or prior to Closing.

4.4 Nasdaq Listing. The Company covenants and agrees to make application to list the Company's shares of common stock on a market maintained by Nasdaq or the American Stock Exchange, or such other national securities exchange in the United States as may be agreed to by the parties, within 60 days after the Shares and Warrant Shares have been registered for resale with the SEC pursuant to an effective registration statement as contemplated in Section 4.3, and shall use its best efforts to ensure that the listing is completed within a reasonable time thereafter.

4.5 Commercial Agreements. The Company covenants and agrees at or prior to Closing to deliver executed commercial agreements relating to the business of the Company and the Purchaser, to the satisfaction of the Purchaser.

4.6 Management Agreements. The Company covenants and agrees at or prior to Closing to deliver executed management agreements with certain key officers and employees of the Company, as determined by the Purchaser in its sole discretion, to the satisfaction of the Purchaser.

4.7 Shareholder Agreements. The Company covenants and agrees at or prior to Closing to deliver to the Purchaser executed copies of agreements, undertakings and covenants of the key shareholders of the Company, representing in aggregate not less than 50.1% of the outstanding Shares of the Company at the time of Closing, to support and vote in favor of the transactions contemplated hereby at a meeting of shareholders to be held in that regard pursuant to applicable law subsequent to Closing, to the satisfaction of the Purchaser in its sole discretion.

4.8 Exclusivity. The Company covenants and agrees to give the Purchaser and related companies to the Purchaser exclusive access to the technology of the Purchaser in perpetuity in countries where the Purchaser and related companies have operations and in addition in Canada, and to deliver an execute agreement in that regard to the Purchaser at or prior to Closing to the satisfaction of the Purchaser.

ARTICLE V.

CONDITIONS TO THE CLOSING

5.1 Conditions to the Obligations of Purchaser at the Closing. The obligations of Purchaser at the Closing are subject to the fulfillment or waiver by Purchaser in its sole discretion, prior to or at the Closing, of the following conditions:

(a)           Representations and Warranties. The representations and warranties of Company contained in this Agreement shall be true and correct in all material espects when made, and at the time of the Closing.

(b)           Performance. The Company shall have performed and complied with all of its obligations under this Agreement.

(c)           No Order. There shall not (i) be in effect any statute, regulation, order, decree or judgment of any governmental authority which makes illegal or enjoins or prevents the consummation of the transactions contemplated by this Agreement or (ii) have been commenced or threatened any action or proceeding by any governmental authority which seeks to prevent or enjoin the transactions contemplated by this Agreement.

(d)           Board Representation. The Company shall have appointed representatives of the Purchaser to the Board of Directors of the Company as contemplated in Section 4.1.

(e)            Appointment of Chief Financial Officer. The Company shall have appointed a Chief Financial Officer for the Company, as determined by the Purchaser as contemplated in Section 4.1.

(f)            Escrow Agreement. The Company shall have executed and delivered the Escrow Agreement as contemplated in Section 4.2.

(g)            Registration Rights. The Company shall have executed and delivered the Registration Rights Agreement as contemplated in Section 4.3.

(h)            Commercial Agreements. The parties shall have executed and delivered the commercial agreements as contemplated in Section 4.5.

(i)            Management Agreements. The Company shall have executed and delivered the Management Agreements, as contemplated in Section 4.6.

(j)            Shareholder Agreements. The shareholders of the Company shall have executed and the Company shall have delivered the shareholder agreements as contemplated in Section 4.7.

(k)            Exclusivity Agreements. The Company shall have executed and delivered the exclusivity agreements as contemplated in Section 4.8.

5.2 Conditions to the Obligations of Company at the Closing. The obligations of
Company at the Closing are subject to the fulfillment or waiver by Company in its sole discretion, prior to or at the Closing, of the following conditions:

(a)           Representations and Warranties. The representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects when made and at the time of the Closing.

(b)           Performance. Purchaser shall have performed and complied with all of its obligations under this Agreement.

(c)           No Order. There shall not (i) be in effect any statute, regulation, order, decree or judgment of any governmental authority which makes illegal or enjoins or prevents the consummation of the transactions contemplated by this Agreement or (ii) have been commenced or threatened any action or proceeding by any governmental authority which seeks to prevent or enjoin the transactions contemplated by this Agreement.

ARTICLE VI.

TERMINATION

This Agreement may be terminated by either party without notice in the event of a breach of any of the terms, conditions or covenants of this Agreement by the other party as contemplated herein.

ARTICLE VII.
CLOSING

7.1 Obligations of the Company at Closing. At Closing, the Company shall deliver to the Purchaser the Shares and Warrants and such other documents and agreements as are contemplated hereby, including the documents and agreements contemplated by Article IV and Article V hereof, and such other documents as may be reasonably requested by the Purchaser.

7.2 Obligations of the Purchaser at Closing. At Closing, the Purchaser shall deliver to the Company the Purchase Price for the Shares and Warrants, and such other documents and agreements as are contemplated hereby, and such other documents as may be reasonably requested by the parties.

ARTICLE VIII.

INDEMNIFICATION

8.1 Indemnification. The Company shall indemnify, defend and hold harmless the Purchaser, its employees, affiliates, controlling persons, agents and representatives thereof and their respective successors and assigns (collectively, the "Purchaser Indemnified Parties") from and against any and all losses, claims, damages, liabilities, obligations, penalties, judgments, awards, costs, expenses and disbursements (and any and all actions, suits, proceedings and investigations in respect thereof and any and all reasonable legal and other costs, reasonable expenses or disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise) (collectively, "Losses"), including, without limitation, the reasonable costs, expenses and disbursements as and when incurred, of defending any such action, suit, proceeding or investigation (collectively, "Expenses"), directly or indirectly, caused by, relating to, based upon, arising out of or in connection with the Company's breach in any material respect of any of its representations, warranties, covenants or agreements as set forth in this Agreement. The Purchaser shall indemnify, defend and hold harmless the Company, its shareholders, directors, officers, employees, affiliates, controlling persons, agents and representatives and their respective successors and assigns (collectively, the "Company Indemnified Parties" and which along with the Purchaser Indemnified Parties, may be referred to as the "Indemnified Parties") from and against any and all Losses and Expenses, directly or indirectly, caused by, relating to, based upon, arising out of or in connection with the Purchaser's breach in any material respect of any of its representations, warranties, covenants or agreements as set forth in this Agreement. No election by an Indemnified Party or commencement or completion of any action by an Indemnified Party shall act as a bar or a defense to be Indemnified Party proceeding to seek indemnification from any other Person pursuant to this section.

8.2 Indemnification Procedures; Third Party Claims. An Indemnified Party shall give the party from which indemnification under this Article VIII is sought (the "Indemnifying Party") prompt written notice following actual knowledge of the existence or commencement of any claim, assertion, event or proceeding concerning any liability or damage as to which the Indemnified Party may request indemnification from the Indemnifying Parties hereunder; provided, however, that any failure by the Indemnified Party to notify the Indemnifying Parties  shall not relieve the Indemnifying Parties from their respective obligations hereunder, or from any other obligation or liability that the Indemnifying Parties may have to the Indemnified Party unless such failure materially prejudices the Indemnifying Parties. Upon such written notice of any such claim, action or proceeding, the Indemnifying Parties may assume the defense thereof at their own expense with counsel chosen by such Indemnifying Parties; provided, however, such counsel shall be subject to the prior reasonable approval of the Indemnified Party. If the Indemnifying Parties fails to elect to defend any such claim, action or proceeding within 30 days after notice thereof shall have been deemed given, such indemnifying party shall be deemed to have waived its right to defend any such claim, action, suit, proceeding or investigation to which any Indemnified Party is also a party, the Indemnified Party may assume the defense thereof with counsel chosen by the Indemnified Party, at the reasonable expense of the Indemnifying Party. In the circumstances referred to in the immediately preceding sentence, if the Indemnified Party does not assume such defense, the Indemnifying Parties, shall not, without the prior written consent of the Indemnified Party, settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent includes, as an unconditional term thereof, the giving by the claimant to the Indemnified Parties of an unconditional and general release from all liability in respect of such claim

ARTICLE IX.

MISCELLANEOUS

9.1 No Waiver; Cumulative Remedies. No failure or delay on the part of any party to this Agreement in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

9.2 Amendments; Waivers and Consents. Except for the representations and warranties of the Purchaser contained in Section 2.1(f) hereof, of which compliance may not be waived, changes in, termination or amendments of or additions to this Agreement may be made, and compliance with any covenant or provision set forth herein may be omitted or waived, if made in writing and consented to in writing by the parties hereto. Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be, when signed by the party granting the waiver and delivered to the other party hereto in the manner provided for hereunder in Section 9.3, effective only in the specific instance and for the specific purpose for which given.

9.3 Addresses for Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (a) if personally delivered, on the business day of such delivery (as evidenced by the receipt of the personal delivery service), (b) if mailed certified or registered mail return receipt requested, four (4) business days after being mailed, (c) if delivered by overnight courier (with all charges having been prepaid), on the business day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing), or (d) if delivered by facsimile transmission, on the business day of such delivery if sent by 6:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding business day (as evidenced by the printed confirmation of delivery generated by the sending party's telecopier machine). If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this section), or the refusal to accept same, the notice, demand, consent, request, instruction or other communication shall be deemed received on the second business day the notice is sent (as evidenced by a sworn affidavit of the sender). All such notices, demands, consents, requests, instructions and other communications will be sent to the addresses or facsimile numbers of the parties as first set forth in this Agreement or to such other address as any party may specify by notice given to the other party in accordance with this section.

9.4 Costs; Expenses and Taxes. Except as otherwise expressly provided in this Agreement, each party hereto shall pay its own costs and expenses incurred in connection with or incidental to the preparation and negotiations of this Agreement, the carrying out of the provisions of this Agreement and the consummation of the transactions contemplated hereby (including, without limitation, attorneys' fees and expenses).

9.5 Effectiveness; Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the Company, the Purchaser and the respective successors and permitted assigns.

9.6 Survival of Representations and Warranties. All representations and warranties made in this Agreement, the Shares, or any other instrument or document delivered in connection herewith, shall survive the execution and delivery hereof or thereof.

9.7 Prior Agreements. This Agreement and the instruments and other documents delivered pursuant to this Agreement, constitutes the entire agreement between the parties with respect to the subject matter set forth herein and supersede any prior understandings or agreements concerning the subject matter hereof, all of which are merged herein.

9.8 Severability. Except for the Purchaser's representations and warranties contained in Section 2.1(f) hereof, the provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of a provision contained therein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and the terms of this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provisions or part reformed so that it would be valid, legal and enforceable to the maximum extent possible.

9.9 Governing Law; Venue.

(a)This Agreement shall be enforced, governed and construed in accordance with the laws of the State of Delaware without giving effect to choice of laws principles or conflict of laws provisions. Any suit, action or proceeding pertaining to this Agreement or any transaction relating hereto shall be brought to the federal district court for the Central District of Delaware, United States of America, and the undersigned hereby irrevocably consents and submits to the jurisdiction of such courts for the purpose of any such suit, action, or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Purchaser acknowledges and agrees that venue hereunder shall lie exclusively in Delaware, United States of America.

(b) Purchaser hereby unconditionally and irrevocably waives, and agrees not to assert against the Company, or any successor assignee thereof, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, (i) any claim that the Purchaser is not personally subject to the jurisdiction of the above-named courts, and (ii) to the extent permitted by applicable law, any claim that such suit, action or proceeding is brought in an inconvenient forum or that the venue is improper or that this Agreement may not be enforced in or by such courts, and (iii) that service of any summons, complaint, notice or other process relating to such suit, action or other proceeding may be effected in the manner provided in Section 9.3.

9.10 Headings. Article, section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

9.11 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

9.12 Further Assurances. From and after the date of this Agreement, upon the request of the Purchaser or the Company, the Company and the Purchaser shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement and the Shares.

IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be executed as of the date first above written.

Weather Invest ents S.p.A (Purchaser).

By:	/s/
Name

Date 05/15/2008

Accepted on Behalf of the Company

By: Rodrigues, President Date
Name: Terry Rodrigues, President

Date 05/15/2008